EXHIBIT 4.1

EIGHTH SUPPLEMENTAL INDENTURE
DATED AS OF AUGUST 19, 2016
to
INDENTURE
dated as of October 6, 2010
among
MOLSON COORS INTERNATIONAL LP, as Issuer
THE GUARANTORS NAMED THEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee
THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2016 (this “Eighth Supplemental Indenture”), to the Indenture dated as of October 6, 2010 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of October 6, 2010, as supplemented by the Second Supplemental Indenture dated as of December 25, 2010, as supplemented by the Third Supplemental Indenture dated as of March 8, 2011, as supplemented by the Fourth Supplemental Indenture dated as of November 11, 2011, as supplemented by the Fifth Supplemental Indenture dated as of May 3, 2012, as supplemented by the Sixth Supplemental Indenture dated as of June 15, 2012, as supplemented by the Seventh Supplemental Indenture dated as of May 13, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Eighth Supplemental Indenture, the “Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, MOLSON COORS HOLDCO INC., a Delaware Corporation, and COORS INTERNATIONAL HOLDCO 2, ULC, a Nova Scotia unlimited liability company, (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada, as Trustee (the “Trustee”).
WHEREAS, Section 10.06 of the Original Indenture provides the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing a release of a guarantee pursuant to the terms thereunder;

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WHEREAS, Section 10.06 of the Original Indenture provides that a Subsidiary Guarantor shall automatically be deemed released from all obligations under Article X of the Original Indenture, if at any time when no Event of Default has occurred and is continuing, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) Debt of the Parent or the Issuer under (A) the Parent’s or the Issuer’s then existing primary revolving credit facility; (B) the Existing Notes; and (C) the Additional Debt;
WHEREAS, Coors International Holdco, ULC has been released as a guarantor under that certain Subsidiary Guarantee Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”) in connection with the Issuer’s revolving credit facility, and has been deemed automatically released from all obligations under Article X of the Original Indenture, together with the concurrent automatic release under the Supplemental Indentures herein;
WHEREAS, Section 9.01(5) of the Original Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add guarantees with respect to the Securities, including any Subsidiary Guaranties, and Section 9.01(12) provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to evidence the release of a Subsidiary Gurantor of its obligations under Article X of the Indenture in accordance with Section 10.06 thereof;
WHEREAS, the Issuer desires to add Coors International Holdco 2, ULC (the “New Guarantor”), as a Subsidiary Guarantor under the Indenture;
WHEREAS the foregoing are recitals and statements of fact made by the parties hereto other than the Trustee;
NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Release of Certain Guarantors. The Trustee hereby acknowledges that the Guarantee of Coors International Holdco, ULC has been automatically released on the date hereof and that Coors International Holdco, ULC has no further obligations under the Indenture, the Notes or the Guarantee and is no longer a Guarantor.
Section 3.    Addition of Subsidiary Guarantor. The New Guarantor hereby agrees to guarantee payment of the Securities as a Subsidiary Guarantor, on the same terms and conditions as those set forth in Article X of the Original Indenture.

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Section 4.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Eighth Supplemental Indenture, in which case the terms of this Eighth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Eighth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 5.    Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 6.    Governing Law. This Eighth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 7.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
GUARANTORS:
MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President Treasurer
COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON CANADA 2005

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
CBC HOLDCO LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley

[Signature Page to Eighth Supplemental Indenture]

Title: Vice President, Treasurer
MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MC HOLDING COMPANY LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 2 LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
NEWCO3, INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

[Signature Page to Eighth Supplemental Indenture]

COORS INTERNATIONAL HOLDCO 2, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

[Signature Page to Eighth Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:	/s/ Lisa M. Kudo
Name: Lisa M. Kudo
Title: Corporate Trust Officer

By:	/s/ Robert Morrison
Name: Robert Morrison
Title: Corporate Trust Officer

[Signature Page to Eighth Supplemental Indenture]